Exhibit 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: January 21, 2025

NIRLAND LIMITED

By:	/s/ David Rowland
Name:	David Rowland
Title:	Director

STOCKTON LIMITED

By:	/s/ David Rowland
Name:	David Rowland
Title:	Director

THE ROWLAND MASTER TRUST

By:	Dovet Limited, its trustee

By:	/s/ Harley Rowland
Name:	Harley Rowland
Title:	Director

DOVET LIMITED

By:	/s/ Harley Rowland
Name:	Harley Rowland
Title:	Director